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                                                                  Exhibit (9)(e)

                   ADDENDUM NO. 4 TO ADMINISTRATION AGREEMENT
                   ------------------------------------------


                 This Addendum, dated as of September 29, 1995, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation formerly known as The Winsbury Service Corporation.

                 WHEREAS, the Fund and BISYS have entered into an Administration Agreement dated as of October 1, 1993 as amended March 15, 1994, March 1, 1995 and July 10, 1995 (the "Administration Agreement"), pursuant to which the Fund appointed BISYS to act as Administrator for the Fund's ARCH Money Market, Treasury Money Market, Growth & Income Equity, Emerging Growth, Government & Corporate Bond, U.S. Government Securities, Balanced, International Equity and Short-Intermediate Municipal Portfolios;

                 WHEREAS, Section 10 of the Administration Agreement provides that no provision of the Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

                 WHEREAS, the Fund has notified BISYS that it has established three new portfolios, namely, the ARCH Tax-Exempt Money Market, Missouri Tax-Exempt Bond and Kansas Tax-Exempt Bond Portfolios (collectively, the "New Portfolios"), and that it desires to retain BISYS to act as the Administrator therefor, and BISYS has notified the Fund that it is willing to serve as Administrator for the New Portfolios.

                 NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                 1. APPOINTMENT. The Fund hereby appoints BISYS to act as Administrator to the Fund for the New Portfolios for the period and on the terms set forth in the Administration Agreement. BISYS hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement, for the compensation herein provided.

                 2. COMPENSATION. For the services provided and expenses assumed pursuant to the Administration Agreement with respect to the Portfolios, the Fund will pay BISYS, as agent for itself, a monthly fee (in arrears) on the first business day of each month at the annual rate of .10%,
 .20% and .20% of the average daily net assets of the ARCH Tax-Exempt Money Market,
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Missouri Tax-Exempt Bond and Kansas Tax-Exempt Bond Portfolios, respectively.

                 The fee attributable to each of The ARCH Tax-Exempt Money Market, Missouri Tax-Exempt Bond and Kansas Tax-Exempt Bond Portfolios shall be the obligation of that respective Portfolio and not of any other Portfolio of the Fund.

         3. TERMS. From and after the date hereof, the term "Portfolios" as used in the Administration Agreement shall be deemed to include the New Portfolios. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Administration Agreement.

         4. APPENDIX A. Appendix A to the Administration Agreement is hereby supplemented to read as set forth in Appendix A attached hereto.

         5. MISCELLANEOUS. Except to the extent supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                 IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                        THE ARCH FUND, INC.



                                        By: /s/ Jerry V. Woodham
                                            --------------------
                                              Jerry V. Woodham
                                              President


                                        BISYS FUND SERVICES OHIO, INC.



                                        By: /s/ Stephen G. Mintos
                                            ---------------------
                                              Stephen G. Mintos
                                              Executive Vice President
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                                   APPENDIX A
                                    to the
                            ADMINISTRATION AGREEMENT

                                    between

                              THE ARCH FUND, INC.

                                      and

                   BISYS FUND SERVICES OHIO, INC. (formerly
                    known as Winsbury Service Corporation)
_____________________________________________________________________________

Money Market Portfolio (Trust Shares, Investor A Shares, Institutional Shares and Investor B Shares)

Treasury Money Market Portfolio (Trust Shares, Investor A Shares and Institutional Shares)

Growth & Income Equity Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

Emerging Growth Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

Government & Corporate Bond Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

U.S. Government Securities Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

Balanced Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

International Equity Portfolio (Trust Shares, Investor A Shares, Institutional and Investor B Shares)

Short-Intermediate Municipal Portfolio (Trust Shares and Investor A Shares)

Tax-Exempt Money Market Portfolio (Trust Shares and Investor A Shares)

Missouri Tax-Exempt Bond Portfolio (Trust Shares, Investor A Shares and Investor B Shares)

Kansas Tax Exempt Bond Portfolio (Trust Shares, Investor A Shares and Investor B Shares)